Exhibit 10.4

March 14, 2013

CONFIDENTIAL

COMBIMATRIX CORPORATION

310 Goddard,Suite 150

Irvine, CA 92618

Attention:  Scott Burell

RE: Proposed Capital Formation

Dear Mr. Burell:

Pursuant to the Engagement Agreement dated July 13, 2012 and the Addendum Letter dated September 10, 2012, entered into by and between C.K. Cooper & Company, Inc. (“CKCC”) and CombiMatrix Corporation (the “Company”), the Company agrees to pay CKCC the agreed upon 6.0% (six percent) cash placement agent fee for the contemplated capital formation transaction with Alpha Capital and its affiliates.  As a gesture of good faith, CKCC will forego any further right of first refusal as it relates to the Agreements.

If this letter is acceptable, please acknowledge by signing below.  No other terms or conditions of the Agreements are being modified as a result of the execution of this letter.

Very truly yours,
C.K. COOPER & COMPANY, INC.

			By:	/s/ Alexander G. Montano
				Name:	Alexander G. Montano
				Title:	Managing Director

Accepted and agreed to as of the date first written above:

COMBIMATRIX CORPORATION

By:	/s/ Scott Burell
	Name:	Scott Burell
	Title:	Chief Financial Officer

4 Park Plaza, Suite 1900 • Irvine, California 92614

TEL: 949 477-9300 • FAX: 949 477-9211 •  TOLL -FREE: 888 477-9301 • administration@ckcooper.com